                                                                      EXHIBIT 21
                                                                      ----------

SUBSIDIARIES OF THE REGISTRANT
------------------------------

     The following lists the subsidiaries of the registrant and the state of incorporation of each:

                     NAME                               INCORPORATED
                     ----                               ------------

     1)  The Cortland Savings and Banking Company           Ohio

     2)  New Resources Leasing Company                      Ohio